As filed with the Securities and Exchange Commission on March 12, 2013
Registration No. 333--185870

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 3
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HANCOCK FABRICS, INC.
(Exact name of registrant as specified in its charter)

One Fashion Way
Baldwyn, MS 38824
(662) 365-6000
Delaware (State of other jurisdiction of Incorporation or Organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	64-0740905 (I.R.S. Employer Identification No.)

Steven R. Morgan
President and Chief Executive Officer
One Fashion Way
Baldwyn, MS 38824
(662) 365-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
C. Brophy Christensen, Esq.
Eric C. Sibbitt, Esq.
O’Melveny & Myers LLP
Two Embarcadero Center, 28th Floor
San Francisco, CA 94111-3823
(415) 984-8700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☐		Accelerated filer ☐
Non-accelerated filer☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share(3)	9,838,000(2)	$0.56	$5,509,280	$751.47(4)
(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall be deemed to cover any additional shares of common stock that become issuable as a result of stock dividends, stock splits and similar transactions effected without receipt of consideration that results in an increase in the number of outstanding shares of the registrant’s common stock.

(2)
Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high $0.55 and low $0.55 sales prices of the registrant’s common stock on the OTC Markets on March 11, 2013.  The registrant is not selling any shares of common stock in this offering and, therefore, will not receive any proceeds from this offering.

(3)
Each share of common stock is accompanied by a common stock purchase right pursuant to the Amended and Restated Rights Agreement, as amended through March 20, 2006, and as subsequently amended by Amendment No. 2 to the Amended and Restated Rights Agreement, dated as of March 20, 2006, and Amendment No. 1 to the Amended and Restated Rights Agreement, dated as of November 13, 2009, between the registrant and Continental Stock Transfer & Trust Company, as Rights Agent.

(4)	Of this amount, $684.37 was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 12, 2013

PROSPECTUS

9,838,000 Shares of Common Stock

This prospectus relates to the issuance of up to 9,838,000 shares of our common stock, $0.01 par value per share (with accompanying rights to purchase shares of our common stock), issuable upon the exercise of outstanding warrants at an exercise price of $0.59 per share, or the Warrants.

The Warrants were issued as part of an exchange offer completed on November 20, 2012 in reliance on Section 3(a)(9) under the Securities Exchange Act of 1934, or the Exchange Act. The Warrants were issued in exchange for warrants that were initially issued pursuant to a registered offering that closed on June 17, 2008.  The shares of our common stock issuable upon the exercise of the Warrants may, upon the satisfaction of certain conditions, be issued, in connection with a master warrant agreement, dated as of November 15, 2012, entered into by and between us and Continental Stock Transfer and Trust Company, or the Master Warrant Agreement. The Warrants are currently exercisable and expire on or before November 20, 2019.

We are not offering any shares of our common stock for sale under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of the shares of our common stock covered by this prospectus. However, we will receive the exercise price of any of the Warrants exercised for cash.

Our common stock is traded on the OTC Markets under the symbol “HKFI.PK”. On March 11, 2013, the last reported sale price for shares of our common stock on the OTC Markets was $0.56 per share. The Warrants are not listed on any national securities exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 8 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section for a discussion of material risks you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                      2013

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND ADDITIONAL INFORMATION	2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
PROSPECTUS SUMMARY	6
RISK FACTORS	8
USE OF PROCEEDS	10
DIVIDEND POLICY	11
DESCRIPTION OF SECURITIES	12
PLAN OF DISTRIBUTION	15
LEGAL MATTERS	16
EXPERTS	17

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. This prospectus relates to the offer of up to 9,838,000 shares of our common stock (with accompanying rights to purchase shares of our common stock) to be offered from time to time upon the exercise of the Warrants.

You should read this prospectus and the information and documents incorporated by reference carefully because these documents contain important information you should consider when making your investment decision. See “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information provided in this prospectus and the information and documents incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell these securities. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

In this prospectus, unless otherwise indicated or the context otherwise requires, references to “the Company,” “we,” “us,” or “our” refer to Hancock Fabrics, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.hancockfabrics.com. You may also read and copy any document we file at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” information into this prospectus. This means that we are disclosing important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus.  We incorporate by reference into this prospectus the documents listed below made by us with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Exchange Act (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

•	our Annual Report on Form 10-K for our fiscal year ended January 28, 2012, filed with the SEC on April 20, 2012;

•
our Quarterly Reports on Form 10-Q for our fiscal quarters ended April 28, 2012, July 28, 2012 and October 27, 2012, filed with the SEC on June 8, 2012, September 7, 2012 and December 7, 2012, respectively; and

•
our Current Reports on Form 8-K, filed with the SEC on June 8, 2012 (Items 5.03, 5.05 and 9.01 (except exhibit 99.1)), July 24, 2012, November 19, 2012, November 21, 2012, December 14, 2012 (Item 5.02), January 3, 2013, February 7, 2013 and February 21, 2013.

Any applicable filings made by us with the SEC under Section 13(a), 14(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement (of which this prospectus is a part) and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus (except in each case the information contained in such documents to the extent “furnished” and not “filed”).  Any applicable filings made by us with the SEC under Section 13(a), 14(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed incorporated by reference into this prospectus (except in each case the information contained in such documents to the extent “furnished” and not “filed”).

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:

Hancock Fabrics, Inc.
One Fashion Way
Baldwyn, MS 38824
Attention: Investor Relations
(662) 365-6000

Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents we incorporate by reference in this prospectus or any accompanying prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Exchange Act. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. These forward-looking statements relate to future events, plans, expectations and objectives regarding our business, financial condition and performance, and results of operations. In some cases, you can identify these forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project,” “forecast,” “anticipate,” “continue,” “assumption” or the negative of these terms or variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. We caution you not to place undue reliance on forward-looking statements, which are based upon assumptions, expectations, plans and projections and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include, among other things, those factors referred to under the caption “Risk Factors” on page 8 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section, and in the documents we incorporate into this prospectus or any accompanying prospectus supplement by reference and which may be included in any accompanying prospectus supplement.

These forward-looking statements reflect our current views with respect to future events and are based on our currently available financial, economic and competitive data and on current business plans. We may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual events or results may differ materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors. Factors that could cause or contribute to such differences include: our business and operating results may be adversely affected by the general economic conditions and the slow economic recovery following the recent financial crisis; intense competition and adverse discounting actions taken by competitors, which could have a material effect on our operations; our merchandising initiatives and marketing emphasis may not provide expected results; changes in customer demands could adversely affect our operating results; our inability to effectively implement our growth strategy and access funds for future growth may have an adverse effect on sales growth; our ability to attract and retain skilled people is important to our success; we have significant indebtedness and interest rate increases could negatively impact profitability; our business is dependent on the ability to successfully access funds through capital markets and financial institutions and any inability to access funds may limit our ability to execute our business plan and restrict operations we rely on for future growth; there are risks associated with shares of our common stock trading on the OTC Markets, formerly known as the “Pink Sheets”; significant changes in discount rates, actual investment return on pension assets, changes in consumer demand or purchase patterns and other factors could affect our earnings, equity, and pension contributions in future periods; business matters encountered by our suppliers may adversely impact our ability to meet our customers’ needs; tightening of purchase terms by suppliers and their factories may have a negative impact on our business; we are vulnerable to risks associated with obtaining merchandise from foreign suppliers; transportation industry challenges and rising fuel costs may negatively impact our operating results; delays or interruptions in the flow of merchandise between our suppliers and/or our distribution center and our stores could adversely impact our operating results; changes in the labor market and in federal, state, or local regulations could have a negative impact on our business; taxing authorities could disagree with our tax treatment of certain deductions or transactions, resulting in unexpected tax assessments; our current cash resources might not be sufficient to meet our expected near-term cash needs; a disruption in our data processing services would negatively impact our business; a failure to adequately maintain the security of confidential information could have an adverse effect on our business; failure to comply with various laws and regulations as well as litigation developments could adversely affect our business operations and financial performance; we may not be able to maintain or negotiate favorable lease terms for our retail stores; changes in accounting principles may have a negative impact on our reported results; new regulations related to “conflict minerals” may force us to incur additional expenses, may make our supply chain more complex and may result in damage to our reputation with customers; and other matters could adversely affect our business.

We intend that all forward-looking statements made will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act and Section 21E of the Exchange Act. Except as required by law, we do not undertake any responsibility to update these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus or any accompanying prospectus supplement. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

PROSPECTUS SUMMARY

The following is only a summary and therefore does not contain all of the information you should consider before investing in our securities. We urge you to read this entire prospectus, including the matters discussed under “Risk Factors” and the risk factors incorporated by reference into this prospectus as described in that section, and the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC.

Our Company

We are a specialty retailer committed to being the inspirational authority in fabric and sewing, serving creative enthusiasts with a complete selection of fashion and home decorating textiles, sewing accessories, needlecraft supplies and sewing machines. We currently operate 261 retail stores in 37 states and an Internet store at www.hancockfabrics.com.

Corporate Information

We were incorporated in the State of Delaware in 1987 as a successor to the retail and wholesale fabric business of Hancock Textile Co., Inc., a Mississippi corporation and a wholly owned subsidiary of Lucky. Shares of our common stock trade on the OTC Markets under the symbol “HKFI.PK.” Our principal executive offices are located at One Fashion Way, Baldwyn, Mississippi 38824, and our phone number is (662) 365-6000. Our website is located at http://www.hancockfabrics.com. Except for the documents referred to under “Where You Can Find Additional Information” which are specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

The Offering

Securities we are offering pursuant to this prospectus:	Up to 9,838,000 shares of our common stock (with accompanying rights to purchase shares of our common stock issuable from time to time upon the exercise of the Warrants).

The exercise price of the Warrants is $0.59 per share. The Warrants are currently exercisable and expire on or before November 20, 2019.

OTC Markets symbol:	HKFI.PK

Use of proceeds after expenses:
We may receive up to a total of approximately $5,786,669 in proceeds after deducting expenses. However, as we are unable to predict the timing or amount of potential exercises of the Warrants, we have not allocated any proceeds of such exercises to any particular purpose. Accordingly, all such proceeds are allocated to working capital. It is possible that the Warrants may expire and may never be exercised.

Risk factors:
See “Risk Factors” beginning on page 8 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section, and the other information included in this prospectus or incorporated by reference for a discussion of factors you should consider before making an investment decision.

Market for shares of our common stock	Our common stock is quoted on the OTC Markets under the symbol “HKFI.PK.” On March 11, 2013, the last reported sale price of shares of our common stock on the OTC Markets was $0.56.

Common stock to be outstanding before this offering	21,568,444 shares (excluding the number of shares of common stock issuable upon exercise of the Warrants).

Common stock to be outstanding after this offering	31,406,444 shares (assuming all of the Warrants are exercised).

The number of shares of our common stock that will be outstanding immediately before and after this offering is based on 21,568,444 shares of our common stock outstanding on February 28, 2013 and excludes 2,100,400 shares of common stock issuable upon exercise of additional outstanding warrants, 1,787,300 shares of common stock issuable upon exercise of options granted to purchase common stock and 13,408,166 treasury shares.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider each of the following risk factors, as well as those set forth in our most recent Annual Report on Form 10-K, as amended, and Quarterly Report on Form 10-Q on file with the SEC, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and the accompanying prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to Holders of our Common Stock

There are risks associated with our common stock trading on the OTC Markets, formerly known as the “Pink Sheets”.

Effective May 4, 2007, our common stock was delisted from the New York Stock Exchange, and there is currently no established public trading market for shares of our common stock. Our common stock is currently quoted on the OTC Markets (formerly known as “Pink Sheets”) under the symbol “HKFI.PK”. The OTC Markets is a centralized quotation service that collects and publishes market maker quotes for over-the-counter securities in real time. Over-the-counter market quotations, like those on the OTC Markets, reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions. Stocks trading in the OTC Markets generally have substantially less liquidity; consequently, it can be much more difficult for stockholders and broker/dealers to purchase and sell our shares in an orderly manner or at all. Due in part to the decreased trading price of shares of our common stock and reduced analyst coverage, the trading price of shares of our common stock may change quickly, and brokers may not be able to execute trades as quickly as they previously could when our common stock was listed on an exchange. Currently, we are not actively seeking to become listed on any exchange. There can be no assurance that our common stock will again be listed on an exchange, or that a trading market for shares of our common stock will be established.

Our stock price has been volatile and your investment in shares of our common stock could decrease in value.

There has been significant volatility in the market price and trading volume of equity securities, in many cases unrelated to the financial performance of the companies issuing the securities. These broad market fluctuations may negatively affect the market price of shares of our common stock. You may not be able to resell your shares of our common stock at or above the price you pay for those shares due to fluctuations in the market price caused by changes in our operating performance or prospects and other factors, including, among others:

•	actual or anticipated fluctuations in our operating results or future prospects;

•	our announcements or our competitors’ announcements of new products;

•	public reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by us or our competitors;

•	changes in financial markets or general economic conditions;

•	our ability to raise additional capital as needed;

•	developments regarding our patents or proprietary rights or those of our competitors; and

•	changes in stock market analyst recommendations or earnings estimates regarding shares of our common stock, other comparable companies or our industry generally.

Future sales of shares of our common stock could adversely affect the market price and our future capital-raising activities could involve the issuance of equity securities, which would dilute your investment and could result in a decline in the trading price of shares of our common stock.

We may sell securities in the public or private equity markets if and when conditions are favorable, even if we do not have an immediate need for additional capital at that time. Sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of shares of our common stock and our ability to raise capital. We may issue additional shares of our common stock in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding shares of our common stock. The market price for shares of our common stock could decrease as the market takes into account the dilutive effect of any of these issuances.

We do not expect to pay cash dividends on shares of our common stock for the foreseeable future.

We do not anticipate that any cash dividends will be paid on shares of our common stock for the foreseeable future. The payment of any cash dividend by us will be at the discretion of our board of directors and will depend on, among other things, our earnings, capital, regulatory requirements and financial condition.

USE OF PROCEEDS

We may receive up to a total of approximately $5,786,669 in proceeds after deducting expenses. However, as we are unable to predict the timing or amount of potential exercises of the Warrants, we have not allocated any proceeds of such exercises to any particular purpose. Accordingly, all such proceeds are allocated to working capital. It is possible that the Warrants may expire and may never be exercised.

DIVIDEND POLICY

We do not currently anticipate declaring or paying cash dividends on shares of our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance operations. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and other factors that our board of directors may deem relevant.

DESCRIPTION OF SECURITIES

This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our amended and restated articles of incorporation, our amended and restated bylaws, and all applicable provisions of Delaware law.

General

We are authorized to issue 80,000,000 shares of our common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. As of February 28, 2013, there were 21,568,444 shares of our common stock outstanding, warrants to purchase 2,100,400 shares of our common stock outstanding (excluding the Warrants described in this prospectus) and no shares of preferred stock outstanding.

Common Stock

The holders of shares of our common stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of shares of our common stock exclusively possess all voting power. There are no cumulative voting rights for the election of directors. Subject to any preferential rights of any outstanding series of preferred stock designated by our board of directors from time to time, the holders of shares of our common stock are entitled to such dividends as may be declared from time to time by our board of directors from funds legally available therefor, and upon liquidation are entitled to receive pro rata all assets of our company available for distribution to such holders. No holder of shares of our common stock has any pre-emptive right to subscribe to any kind or class of our securities. Shares of our common stock have no preemptive or conversion rights and are not subject to further calls or assessments by us. There are no redemption or sinking fund provisions available to the shares of our common stock. The shares of our common stock currently outstanding are validly issued, fully paid and nonassessable.

Preferred Stock

Subject to any limitations imposed by law and the rules of the OTC Markets, our board of directors is authorized to designate and issue up to 5,000,000 shares of preferred stock in one or more series, without further stockholder approval. Our board of directors is authorized from time to time to fix for each such series the number of shares to be included in the series and such voting powers, designations, preferences and relative, participating, optional and other special rights, and such qualifications, limitations or restrictions, as are stated in the resolution adopted by our board of directors providing for the issuance of such series and as are permitted by the Delaware General Corporation Law. Any or all of these rights may be superior to the rights of the common stock.

Common Stock Purchase Rights

Our Amended and Restated Rights Agreement, as amended, or the Rights Agreement, governs the terms of each right, or a right, that has been issued with each share of our common stock. Each Right initially represents the right to purchase one share of common stock.  The Rights Agreement is designed to reduce the likelihood that we will experience an ownership change by (i) discouraging any person (together with such person’s affiliates or associates) from acquiring 4.95% or more of the then-outstanding shares of common stock and (ii) discouraging any person (together with such person’s affiliates or associates) that currently beneficially owns at least 4.95% of the outstanding shares of common stock from acquiring more than a specified percentage of additional shares of common stock. There is no guarantee, however, that the Rights Agreement will prevent us from experiencing an ownership change.

The Warrants

The Warrants were issued on November 20, 2012 pursuant to the terms of the Master Warrant Agreement in exchange for warrants initially issued in a registered offering on July 17, 2008, in reliance on Section 3(a)(9) under the Exchange Act. The Warrants are exercisable at any time until November 20, 2019, after the effectiveness of a registration statement to register the shares to be issued upon the exercise of the Warrants with the SEC to which this prospectus is a part. The number of shares of our common stock issuable upon exercise and exercise price per share of the Warrants is subject to adjustment in certain circumstances, including antidilution adjustments in the event of certain below market issuances.  The Warrants are also subject to repurchase upon certain fundamental change events in accordance with a specified Black-Scholes formula.

The registration statement of which this prospectus forms a part has been filed to satisfy our obligation to register the shares. We have agreed to file a registration statement within 45 days of the date of issuance of the Warrants and to use our commercially reasonable efforts to cause the SEC to declare the registration statement effective within 90 calendar days of the date of issuance of the Warrants.

This description of the Master Warrant Agreement and the Warrants is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Master Warrant Agreement and the form of warrant filed as exhibits to our Current Report on Form 8-K filed with the SEC on November 21, 2012.

Certain Provisions Affecting Control of Our Company

The Rights Agreement discussed above and the following provision of Delaware law may affect the control of our company.

Anti-Takeover Effects of Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

(1)	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

(2)
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned:

•	by persons who are directors and also officers; and

•	by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3)
at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include:

(1)	any merger or consolidation involving the corporation and the interested stockholder;

(2)	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

(3)	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

(4)
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

(5)	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person who or which beneficially owns 15% or more of the outstanding voting stock of the corporation or any person affiliated with or controlling or controlled by the corporation that was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination if such person is an interested stockholder.

The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock held by stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is the Continental Stock Transfer and Trust Company.

PLAN OF DISTRIBUTION

Issuance of Shares Underlying the Warrants

The shares of our common stock underlying the Warrants are being offered directly by us, without an underwriter, and the holders of the Warrants may purchase the shares of our common stock directly from us by exercising their outstanding Warrants.

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus will be passed upon for us by O’Melveny & Myers LLP, San Francisco, California.

EXPERTS

Burr Pilger Mayer, Inc., an independent registered public accounting firm, has audited our consolidated balance sheets as of January 28, 2012 and January 29, 2011, and the related statements of operations, shareholders’ equity, and cash flows for the years ended January 28, 2012, January 29, 2011 and January 30, 2010, and the related consolidated financial statement schedule for the years ended January 28, 2012, January 29, 2011, and January 30, 2010, which are included in our Annual Report on Form 10-K for the year ended January 28, 2012, as set forth in its report dated April 20, 2012, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

The following table lists the costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the SEC registration fee, all of the amounts shown are estimates.

SEC registration fee	$751.47
Legal fees and expenses	15,000
Accounting fees and expenses	2,000
Miscellaneous expenses	—
Total	$17,751.47

Item 15.   Indemnification of Directors and Officers

Delaware Incorporation

Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal.

With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person was or is a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145(c) of the DGCL provides that where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Our amended and restated certificate of incorporation amended and restated bylaws eliminate the liability of directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the DGCL.

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements provide for the indemnification of directors and officers against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law. In addition, our directors and officers are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by us.

General

The registrant maintains insurance for officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any officer or director of the registrant against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. The registrant pays the premiums for such insurance.

Pursuant to separate indemnification agreements with the registrant, each executive officer and director of the registrant is indemnified against all liabilities relating to his or her position as an executive officer or director of the registrant, to the fullest extent permitted under applicable law.

The registrant may also enter into indemnification agreements with underwriters or agents providing that the underwriters or agents, as applicable, have to indemnify and hold harmless the registrant, its directors, each officer who signed the registration statement and any person who controls the registrant within the meaning of the Securities Act, from and against certain civil liabilities, including liabilities under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a)  Exhibits

Exhibit Number                Description

Exhibit Number	Description

4.1
Master Warrant Agreement, dated November 15, 2012, by and among the Company and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on November 21, 2012).

4.2
Specimen Warrant Certificate representing the Warrants under the Master Warrant Agreement, dated November 15, 2012 (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed with the SEC on November 21, 2012).

4.3
Amended and Restated Rights Agreement, between the Company and Continental Stock Transfer & Trust Company, as amended and restated through March 20, 2006 (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on March 22, 2006).

4.4
Amendment No. 2 to the Amended and Restated Rights Agreement, dated March 20, 2006, between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on March 22, 2006).

4.5
Amendment to Amended and Restated Rights Agreement, dated November 13, 2009, between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on November 17, 2009).

5.1	Opinion of O’Melveny & Myers LLP.

23.1	Consent of Burr Pilger Mayer, Inc., Independent Registered Public Accounting Firm.

23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).

24.1	Power of Attorney.*

*	Previously filed.

Item 17.   Undertakings

(a)      The undersigned registrant hereby undertakes:

1.      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

provided, however, that paragraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.      That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baldwyn, State of Mississippi, on this 12th day of March, 2013.

HANCOCK FABRICS, INC.

By:	/s/ Steven R. Morgan
Steven R. Morgan
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in their capacities and on the date indicated.

	Signature	Title	Date

	/s/ Steven R. Morgan Steven R. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)	March 12, 2013

	* Larry D. Fair	Vice President, Chief Accounting Officer, Interim Chief Financial Officer (Principal Financial and Accounting Officer)	March 12, 2013

	* Steven D. Scheiwe	Director	March 12, 2013

	* Sam P. Cortez	Director	March 12, 2013

	* Neil S. Subin	Director	March 12, 2013

*By:	/s/ Steven R. Morgan
Steven R. Morgan
Attorney-In-Fact

EXHIBIT INDEX

Exhibit Number	Description
4.1
Master Warrant Agreement, dated November 15, 2012, by and among the Company and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on November 21, 2012).

4.2
Specimen Warrant Certificate representing the Warrants under the Master Warrant Agreement, dated November 15, 2012 (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed with the SEC on November 21, 2012).

4.3
Amended and Restated Rights Agreement, between the Company and Continental Stock Transfer & Trust Company, as amended and restated through March 20, 2006 (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on March 22, 2006).

4.4
Amendment No. 2 to the Amended and Restated Rights Agreement, dated March 20, 2006, between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on March 22, 2006).

4.5
Amendment to Amended and Restated Rights Agreement, dated November 13, 2009, between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on November 17, 2009).

5.1	Opinion of O’Melveny & Myers LLP.

23.1	Consent of Burr Pilger Mayer, Inc., Independent Registered Public Accounting Firm.

23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).

24.1	Power of Attorney.*

*   Previously filed.